                                 EXHIBIT  28.1

        Collateral Term Sheets provided by Banc One Capital Corporation



                             [Begins on Next Page]

FIRSTPLUS Home Loan Trust 1997-1
Information Relating to the Collateral

                           Fixed Rate Mortgage Loans
      Preliminary characteristics of the Initial Home Loans as of 1/31/97

Total Number of Loans:                                             13030

Total Outstanding Loan Balance:                                400550748

       Balloon (% of Total):                                        none

       Level Pay (% of Total):                                   100.00%

Average Loan Principal Balance:                                  $30,741                        ($4,745 to $80,000)

Weighted Average Coupon:                                          14.10%                        (10.50% to 19.99%)

Weighted Average Remaining Term to Maturity (months):              234.7                        (36 to 300)

Weighted Average Seasoning (months):                                 1.7                        (0 to 12)

Weighted Average Original Term (months):                           236.4                        (36 to 300)

Range of Original Terms:                                                        Level Pay
                                                                          ----------------------
                                                                         1 - 120:        0.0774
                                                                         121 - 180:      0.2819
                                                                         181 - 240       0.2508
                                                                         241 - 300:      0.3898

Loan Type:      "Buster"" Plus (40% HI and up to 60% Debt Consolidation)"                    27%
                "Debt Buster"" (Up to 100% Debt Consolidation)"                              73%



FICO Scores
   Percent of Home Loan Pool with FICO scores:                                             100%
   WA FICO Score (based on Mortgage Loans with FICO scores):                                677
   Percent of Home Loan Pool with FICO Score of more than 640:                              86%

Lien Position:                                                           1st Lien:        0.01%
                                                                         Junior Lien:    99.99%

Geographic Distribution:                                                  49 states
                                                                               CA:       49.28%
                                                                               FL:        6.58%
                                                                               AZ:        4.46%
                                                                               CO:        4.42%
                                                                               GA:        3.82%
                                                                               Other:    31.44%


              The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement.


                                       C

FIRSTPLUS HOME LOAN OWNER TRUST 1997-1
Information Relating to the Securities (page 1 of 4)

TRANSACTION SUMMARY (a), (b)

                                             ESTIMATED    ESTIMATED    ESTIMATED    ESTIMATED
                                                WAL        MODIFIED    PRINCIPAL    PRINCIPAL       EXPECTED
                 APPROXIMATE                TO MATURITY    DURATION     LOCKOUT       WINDOW        RATINGS
  CERTIFICATE       SIZE         COUPON       (YEARS)      (YEARS)      (MONTHS)     (MONTHS)    (MOODY'S/S&P)
CLASS A-1         $120,980,000    Fixed              0.80        0.75         none           19      Aaa/AAA (b)
CLASS A-2        $  51,060,000    Fixed              2.00        1.82           18           12      Aaa/AAA (b)
CLASS A-3        $  56,760,000    Fixed              3.00        2.64           29           14      Aaa/AAA (b)
CLASS A-4        $  38,560,000    Fixed              4.00        3.40           42           12      Aaa/AAA (b)
CLASS A-5        $  43,140,000    Fixed              5.00        4.11           53           15      Aaa/AAA (b)
CLASS A-6        $  74,560,000    Fixed              7.00        5.34           67           36      Aaa/AAA (b)
CLASS A-7        $  52,600,000    Fixed             10.00        6.88          102           39      Aaa/AAA (b)
CLASS A-8        $  29,310,000    Fixed             13.00        8.09          140           33      Aaa/AAA (b)
CERTIFICATES     $  33,030,000    Fixed             17.18        9.19          172           87      Aaa/AAA (b)

NOTES:   (a)     100% Prepayment Assumption: 2.0% CPR in month 1, and an
                 additional 0.9091% per annum in each month thereafter until month 12. On and after month 12, 12.0% CPR.

         (b)     MBIA surety bond.


CLASS A-1 (TO MATURITY)

% OF PREPAYMENT ASSUMPTION                   0%        50%        75%       100%        125%       150%
RAMP TO                                      0%         6%         9%        12%         15%        18%
AVERAGE LIFE (YEARS)                      2.991      1.135      0.923      0.800       0.720      0.665
MODIFIED DURATION (YEARS)                 2.530      1.053      0.865      0.754       0.681      0.631
FIRST PRINCIPAL PAYMENT                 3/10/97    3/10/97    3/10/97    3/10/97     3/10/97    3/10/97
LAST PRINCIPAL PAYMENT                  3/10/04    9/10/99    2/10/99    9/10/98     7/10/98    5/10/98
PRINCIPAL LOCKOUT (MONTHS)                 none       none       none       NONE        none       none
PRINCIPAL WINDOW (MONTHS)                    85         31         24         19          17         15
ILLUSTRATIVE YIELD @ PAR (30/360)        6.037%     5.953%     5.922%     5.897%      5.875%     5.858%


CLASS A-2 (TO MATURITY)

% OF PREPAYMENT ASSUMPTION                   0%        50%        75%       100%        125%       150%
RAMP TO                                      0%         6%         9%        12%         15%        18%
AVERAGE LIFE (YEARS)                      8.313      3.314      2.486      2.000       1.685      1.469
MODIFIED DURATION (YEARS)                 6.280      2.898      2.230      1.821       1.550      1.360
FIRST PRINCIPAL PAYMENT                 3/10/04    9/10/99    2/10/99    9/10/98     7/10/98    5/10/98
LAST PRINCIPAL PAYMENT                  8/10/06    4/10/01    3/10/00    8/10/99     3/10/99   12/10/98
PRINCIPAL LOCKOUT (MONTHS)                   84         30         23         18          16         14
PRINCIPAL WINDOW (MONTHS)                    30         20         14         12           9          8
ILLUSTRATIVE YIELD @ PAR (30/360)        6.307%     6.278%     6.262%     6.246%      6.231%     6.217%


                                       C

This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

FIRSTPLUS HOME LOAN OWNER TRUST 1997-1
Information Relating to the Securities (page 2 of 4)


CLASS A-3 (TO MATURITY)

% OF PREPAYMENT ASSUMPTION                   0%        50%        75%       100%        125%       150%
RAMP TO                                      0%         6%         9%        12%         15%        18%
AVERAGE LIFE (YEARS)                     10.772      4.985      3.756      3.000       2.501      2.152
MODIFIED DURATION (YEARS)                 7.521      4.125      3.228      2.640       2.236      1.945
FIRST PRINCIPAL PAYMENT                 8/10/06    4/10/01    3/10/00    8/10/99     3/10/99   12/10/98
LAST PRINCIPAL PAYMENT                  3/10/09    1/10/03    8/10/01    9/10/00     2/10/00    9/10/99
PRINCIPAL LOCKOUT (MONTHS)                  113         49         36         29          24         21
PRINCIPAL WINDOW (MONTHS)                    32         22         18         14          12         10
ILLUSTRATIVE YIELD @ PAR (30/360)        6.506%     6.488%     6.477%     6.466%      6.455%     6.444%


CLASS A-4 (TO MATURITY)

% OF PREPAYMENT ASSUMPTION                   0%        50%        75%       100%        125%       150%
RAMP TO                                      0%         6%         9%        12%         15%        18%
AVERAGE LIFE (YEARS)                     12.697      6.547      4.998      4.000       3.324      2.844
MODIFIED DURATION (YEARS)                 8.337      5.148      4.121      3.403       2.889      2.510
FIRST PRINCIPAL PAYMENT                 3/10/09    1/10/03    8/10/01    9/10/00     2/10/00    9/10/99
LAST PRINCIPAL PAYMENT                  7/10/10    5/10/04    9/10/02    8/10/01    11/10/00    4/10/00
PRINCIPAL LOCKOUT (MONTHS)                  144         70         53         42          35         30
PRINCIPAL WINDOW (MONTHS)                    17         17         14         12          10          8
ILLUSTRATIVE YIELD @ PAR (30/360)        6.651%     6.639%     6.631%     6.623%      6.614%     6.605%


CLASS A-5 (TO MATURITY)

% OF PREPAYMENT ASSUMPTION                   0%        50%        75%       100%        125%       150%
RAMP TO                                      0%         6%         9%        12%         15%        18%
AVERAGE LIFE (YEARS)                     14.033      7.995      6.212      5.000       4.158      3.552
MODIFIED DURATION (YEARS)                 8.830      5.996      4.920      4.113       3.513      3.059
FIRST PRINCIPAL PAYMENT                 7/10/10    5/10/04    9/10/02    8/10/01    11/10/00    4/10/00
LAST PRINCIPAL PAYMENT                 11/10/11    1/10/06    2/10/04   10/10/02    11/10/01    3/10/01
PRINCIPAL LOCKOUT (MONTHS)                  160         86         66         53          44         37
PRINCIPAL WINDOW (MONTHS)                    17         21         18         15          13         12
ILLUSTRATIVE YIELD @ PAR (30/360)        6.734%     6.725%     6.719%     6.713%      6.706%     6.699%




                                       C

This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

FIRSTPLUS HOME LOAN OWNER TRUST 1997-1
Information Relating to the Securities (page 3 of 4)


CLASS A-6 (TO MATURITY)

% OF PREPAYMENT ASSUMPTION                   0%        50%        75%       100%        125%       150%
RAMP TO                                      0%         6%         9%        12%         15%        18%
AVERAGE LIFE (YEARS)                     16.827     10.703      8.546      7.000       5.865      5.017
MODIFIED DURATION (YEARS)                 9.584      7.281      6.213      5.344       4.644      4.084
FIRST PRINCIPAL PAYMENT                11/10/11    1/10/06    2/10/04   10/10/02    11/10/01    3/10/01
LAST PRINCIPAL PAYMENT                 11/10/15   11/10/09    6/10/07    9/10/05     5/10/04    5/10/03
PRINCIPAL LOCKOUT (MONTHS)                  176        106         83         67          56         48
PRINCIPAL WINDOW (MONTHS)                    49         47         41         36          31         27
ILLUSTRATIVE YIELD @ PAR (30/360)        7.033%     7.028%     7.023%     7.019%      7.014%     7.009%

CLASS A-7 (TO MATURITY)

% OF PREPAYMENT ASSUMPTION                   0%        50%        75%       100%        125%       150%
RAMP TO                                      0%         6%         9%        12%         15%        18%
AVERAGE LIFE (YEARS)                     19.972     14.191     11.943     10.000       8.488      7.320
MODIFIED DURATION (YEARS)                10.259      8.595      7.738      6.881       6.129      5.489
FIRST PRINCIPAL PAYMENT                11/10/15   11/10/09    6/10/07    9/10/05     5/10/04    5/10/03
LAST PRINCIPAL PAYMENT                 10/10/18    4/10/13   11/10/10   11/10/08     3/10/07   11/10/05
PRINCIPAL LOCKOUT (MONTHS)                  224        152        123        102          86         74
PRINCIPAL WINDOW (MONTHS)                    36         42         42         39          35         31
ILLUSTRATIVE YIELD @ PAR (30/360)        7.261%     7.257%     7.255%     7.252%      7.249%     7.245%

CLASS A-8 (TO MATURITY)

% OF PREPAYMENT ASSUMPTION                   0%        50%        75%       100%        125%       150%
RAMP TO                                      0%         6%         9%        12%         15%        18%
AVERAGE LIFE (YEARS)                     22.518     17.620     14.996     13.000      11.251      9.775
MODIFIED DURATION (YEARS)                10.671      9.564      8.789      8.095       7.396      6.734
FIRST PRINCIPAL PAYMENT                10/10/18    4/10/13   11/10/10   11/10/08     3/10/07   11/10/05
LAST PRINCIPAL PAYMENT                  7/10/20    4/10/16   12/10/13    7/10/11    11/10/09    4/10/08
PRINCIPAL LOCKOUT (MONTHS)                  259        193        164        140         120        104
PRINCIPAL WINDOW (MONTHS)                    22         37         38         33          33         30
ILLUSTRATIVE YIELD @ PAR (30/360)        7.405%     7.403%     7.401%     7.400%      7.398%     7.395%

                                       C

This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

FIRSTPLUS HOME LOAN OWNER TRUST 1997-1
Information Relating to the Securities (page 4 of 4)


** CERTIFICATES (TO MATURITY)

% OF PREPAYMENT ASSUMPTION                      0%       50%        75%       100%      125%       150%
RAMP TO                                         0%        6%         9%        12%       15%        18%
AVERAGE LIFE (YEARS)                        24.063    21.395     19.368     17.181    15.234     13.536
MODIFIED DURATION (YEARS)                   10.617    10.146      9.723      9.188     8.639      8.092
FIRST PRINCIPAL PAYMENT                    7/10/20   4/10/16   12/10/13    7/10/11  11/10/09    4/10/08
LAST PRINCIPAL PAYMENT                    11/10/21   3/10/21    5/10/20    9/10/18   9/10/16   12/10/14
PRINCIPAL LOCKOUT (MONTHS)                     280       229        201        172       152        133
PRINCIPAL WINDOW (MONTHS)                       17        60         78         87        83         81
ILLUSTRATIVE YIELD @ PAR (30/360)           7.753%    7.752%     7.751%     7.750%    7.749%     7.747%


** CLASS A-8 (TO 10% CLEAN-UP CALL)

% OF PREPAYMENT ASSUMPTION                      0%       50%        75%       100%      125%       150%
RAMP TO                                         0%        6%         9%        12%       15%        18%
AVERAGE LIFE (YEARS)                        22.446    17.481     14.792     12.850    11.098      9.640
MODIFIED DURATION (YEARS)                   10.659     9.529      8.727      8.042     7.334      6.673
FIRST PRINCIPAL PAYMENT                   10/10/18   4/10/13   11/10/10   11/10/08   3/10/07   11/10/05
LAST PRINCIPAL PAYMENT                     1/10/20   5/10/15    8/10/12    8/10/10  11/10/08    5/10/07
PRINCIPAL LOCKOUT (MONTHS)                     259       193        164        140       120        104
PRINCIPAL WINDOW (MONTHS)                       16        26         22         22        21         19
ILLUSTRATIVE YIELD @ PAR (30/360)           7.405%    7.403%     7.401%     7.400%    7.397%     7.395%


** CERTIFICATES (TO 10% CLEAN-UP CALL)

% OF PREPAYMENT ASSUMPTION                   0%        50%        75%       100%        125%       150%
RAMP TO                                      0%         6%         9%        12%         15%        18%
AVERAGE LIFE (YEARS)                     22.869     18.203     15.453     13.453      11.703     10.203
MODIFIED DURATION (YEARS)                10.425      9.479      8.743      8.101       7.455      6.827
FIRST PRINCIPAL PAYMENT                 1/10/20    5/10/15    8/10/12    8/10/10    11/10/08    5/10/07
LAST PRINCIPAL PAYMENT                  1/10/20    5/10/15    8/10/12    8/10/10    11/10/08    5/10/07
PRINCIPAL LOCKOUT (MONTHS)                  274        218        185        161         140        122
PRINCIPAL WINDOW (MONTHS)                     1          1          1          1           1          1
ILLUSTRATIVE YIELD @ PAR (30/360)        7.753%     7.751%     7.749%     7.747%      7.745%     7.743%





                                       C

This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

FIRSTPLUS HOME LOAN OWNER TRUST 1997-1


 STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER
                                  INFORMATION

The information contained in the attached or enclosed materials (the "Information") is illustrative only and is not intended to predict actual results. The Information is based on certain assumptions with respect to significant factors that may prove to be incorrect. For example, the performance of the collateral may assume constant prepayment rates for the life
of the securities, which are unlikely to occur.    Returns based on actual
prepayments are likely to be different and could be substantially different. The Information is based on aggregate collateral data not actual collateral. Where actual collateral instead of aggregate collateral is used, different cash flows, average lives, and yields may result. When collateral paydown numbers are known only on a gross or aggregate basis, such as with aggregate collateral, their allocation among the collateral components is assumed for projection purposes. Accordingly, the resulting paydown speed may be over or understated for a component included in such collateral.

The Information includes data on the possible future performance of certain operating entities and the collateral owned or originated by those companies. Other methods of projecting the performance of both may be used and are likely to produce different evaluations of performance. You should consider whether to employ such models to analyze and project the performance of the collateral and the operating entities. Moreover, the Information may not reflect the impact of all structural characteristics of the transactions being discussed. You should consider whether the data should be tested with assumptions different from those included in the attached or enclosed materials, which may not be appropriate for you. The assumptions underlying the Information, including structure and collateral, are preliminary and may be modified from time to time to reflect changed circumstances or new information. You should not consider the data in any but the most current Information in evaluating the collateral and the operating entities.

Although the data underlying the Information has been obtained from sources that we have no reason to believe are not reliable, Banc One Capital Corporation does not make any representation, warranty, or guarantee as to the accuracy or completeness of the underlying data or computations based thereon. Information contained in the following computational materials supersedes any prior computational materials for the referenced series of securities, but such information will be superseded by a prospectus supplement for such series. These computational materials shall not constitute an offer to sell or the solicitation of an offer to buy any securities. Securities may not be sold or may offers to buy be accepted before a Prospectus and Prospectus Supplement is delivered in final form.





                                       C